EXHIBIT 99.1

ARCADIA RESOURCES, INC.
2007 Annual Meeting of Stockholders
Report of Matters Voted on by Stockholders

     1.     The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held at the Company’s offices in Southfield, Michigan at 9:00 a.m. on September 7, 2007, pursuant to notice properly given.

     2.     At the close of business on July 26, 2007, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company consisted of 125,661,336 shares of common stock, $0.001 par value. Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

     3.     At the Annual Meeting, 85,147,478 shares, or 67.76% of the Company’s issued and outstanding common stock, were represented, in person or by proxy, constituting a quorum.

     4.     At the Annual Meeting, the following nominees for director received the respective number of votes set opposite his or her name, constituting a plurality of the votes cast, and each nominee has been duly elected as a director of the Company, to the class specified:

			Percentage of Votes
	Votes For:	Votes Withheld:	Cast in Favor:
As Class C Directors:
Peter A. Brusca	83,937,185	1,210,293	98.58%
Russell T. Lund, III	83,944,236	1,203,242	98.59%